Exhibit 99.1

American Finance Trust Announces Offering of

Series C Cumulative Redeemable Perpetual Preferred Stock

New York, NY, December 14, 2020 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) today announced the launch of an underwritten public offering of its Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”), under its existing shelf registration statement. The underwriters are expected to be granted a 30-day overallotment option to purchase additional shares of Series C Preferred Stock.

The Company will apply to list the shares of Series C Preferred Stock on the Nasdaq Global Select Market.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties.

The joint bookrunning managers for this offering are BMO Capital Markets Corp., B. Riley Securities, Inc. and Truist Securities, Inc. The joint lead managers for this offering are D.A. Davidson & Co, Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc. and William Blair & Company, L.L.C. The co-managers for this offering are Boenning & Scattergood, Inc. and National Securities Corporation.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from BMO Capital Markets Corp. You should direct any requests to BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York 10036, by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission (the “Commission”) for free by visiting the Commission’s website at http://www.sec.gov.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets and that November 2020 rent collections may not be indicative of any future period, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 27, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contact

Investors and Media:

Email: investorrelations@americanfinancetrust.com

Phone: (866)-902-0063